The Bolt Supply House Ltd.
Financial Statements
Six month period ended August 31, 2017
(Unaudited)

The Bolt Supply House Ltd.
Interim Balance Sheet
As at,

	August 31	February 29
	2017	2017
	(Unaudited)	(Audited)

Assets
Current
Cash	217,148	161,827
Accounts receivable	4,316,272	3,518,383
Income taxes recoverable	-	283,430
Inventory (Note 3)	8,152,879	7,231,182
Prepaid expenses and deposits	423,400	519,291

	13,109,699	11,714,113
Property and equipment (Note 4)	1,962,536	1,968,776

Total Assets	15,072,235	13,682,889

Liabilities
Current
Bank indebtedness (Note 5)	2,945,733	3,523,390
Accounts payable and accruals	1,890,293	1,763,603
Goods and services and sales taxes payable	114,592	99,704
Management bonus and consulting fees payable (Note 7)	110,250	110,250
Income tax payable	298,499	-

	5,359,367	5,496,947

Commitments (Note 9)
Subsequent events (Note 11)

Shareholders' Equity
Share capital (Note 8)
Common shares	20	20
Preferred shares (redeemable at $17,200,000)	2,293,377	2,293,377
Retained earnings	7,419,471	5,892,545

	9,712,868	8,185,942

Total Liabilities and Shareholders' Equity	15,072,235	13,682,889

Approved on behalf of the Board of Directors:

/s/ Michael G. DeCata	/s/ Kurt Mario

The accompanying notes are an integral part of these interim financial statements

The Bolt Supply House Ltd.
Interim Statement of Earnings and Retained Earnings
For the six month period ended
(Unaudited)

	August 31	August 31
	2017	2016

Sales	23,891,446	18,978,895

Cost of sales	13,873,832	9,934,374

Gross margin	10,017,614	9,044,521

Selling costs (Schedule 1)	2,087,945	1,831,223
Operating expenses (Schedule 2)	4,980,036	5,153,483
Administrative expenses (Schedule 3)	562,689	561,723

	7,630,670	7,546,429

Earnings from operations	2,386,944	1,498,092
Other expenses
Foreign exchange gain	40,594	20,433
Gain (loss) on disposal of property and equipment	8,750	(284)
Management bonus and consulting fees (Note 7)	(408,000)	(408,000)

Earnings before income taxes	2,028,288	1,110,241

Provision for income taxes ‑ current (Note 6)	501,362	233,872

Net earnings	1,526,926	876,369

Retained earnings, beginning of period	5,892,545	5,268,279

Retained earnings, end of period	7,419,471	6,144,648

The accompanying notes are an integral part of these interim financial statements

The Bolt Supply House Ltd.
Interim Statement of Cash Flows
For the six month period ended
(Unaudited)

August 31	August 31
2017	2016

Cash provided by (used for) the following activities

Operating
Cash received from customers	23,012,812	18,451,288
Cash paid to suppliers	(17,416,362)	(13,108,576)
Cash paid to employees	(4,423,380)	(4,510,999)
Income taxes received (paid)	80,567	(207,127)
Interest paid	(47,825)	(52,040)
Management bonus and consulting fees paid	(408,000)	(408,000)

Cash provided by operating activities	797,812	164,546

Financing
Dividends paid	-	(500,000)
Repayment of operating loan, net of advances	(577,657)	-
Advances from operating loan, net or repayment	-	463,105

Cash used in financing activities	(577,657)	(36,895)

Investing
Purchases of property and equipment	(214,998)	(263,091)
Proceeds on disposal of property and equipment	9,570	-

Cash used in investing activities	(205,428)	(263,091)

Net effect of translation on foreign currency cash	40,594	20,433

Increase (decrease) in cash	55,321	(115,007)

Cash, beginning of period	161,827	216,157

Cash, end of period	217,148	101,150

The accompanying notes are an integral part of these interim financial statements

The Bolt Supply House Ltd.
Notes to the Interim Financial Statements
For the six month period ended August 31, 2017 and August 31, 2016
(Unaudited)

1.    Incorporation and operations
The Bolt Supply House has been in business since 1948 as a wholesale and retail supplier of fasteners, power tools, safety equipment, shop supplies and accessories across western Canada. The current Company, The Bolt Supply House Ltd. (the "Company"), is the result of an amalgamation filed on August 23, 1996.
2.    Significant accounting policies
The financial statements have been prepared in accordance with Canadian accounting standards for private enterprises, and include the following significant accounting policies.
Cash
Cash includes balances with banks, and bank indebtedness includes overdrawn cash accounts and demand operating loans.
Inventory
Inventory is valued at the lower of cost and net realizable value. Cost is determined by the weighted average method. Net realizable value is the estimated selling price in the ordinary course of business.
Property and equipment
Property and equipment are initially recorded at cost. Amortization is provided using the methods and rates intended to amortize the cost of assets over their estimated useful lives, as follows:

	Method	Rate
Buildings	declining balance	5%
Computer hardware	declining balance	30%
Computer software	straight‑line	3	years
Equipment and tools	declining balance	30%
Furniture and fixtures	declining balance	20%
Leasehold improvements	straight‑line	5	years
Paving	declining balance	4%
Vehicle and trailers	declining balance	30%

Upon the year the asset is put in use, amortization is taken at one‑half of the above rates.
Long‑lived assets held for use
Long‑lived assets held for use consist of property and equipment and are measured and amortized as described in the above accounting policy.

The Company performs impairment testing on long‑lived assets held for use whenever events or changes in circumstances indicate that the carrying amount of an asset, or group of assets, may not be recoverable. The carrying amount of a long‑lived asset is not recoverable if the carrying amount exceeds the sum of the undiscounted future cash flows from its use and disposal. If the carrying amount is not recoverable, impairment is then measured as the amount by which the asset's carrying amount exceeds its fair value. Any impairment is included in net earnings for the year.
Revenue recognition
The Company recognizes revenue at the time of sale in stores or upon shipment of the merchandise, when the sale is accepted by the customer and collection is reasonably assured.

The Bolt Supply House Ltd.
Notes to the Interim Financial Statements
For the six month period ended August 31, 2017 and August 31, 2016
(Unaudited)

2.    Significant accounting policies (Continued from previous page)
Foreign currency translation
Transaction amounts denominated in foreign currencies are translated into their Canadian dollar equivalents at exchange rates prevailing at the transaction dates. Carrying values of monetary assets and liabilities reflect the exchange rates at the balance sheet date. Gains and losses on translation or settlement are included in the determination of net earnings for the current year.
Income taxes
The Company accounts for income taxes using the taxes payable method. Under this method, only current income tax assets and liabilities are recorded to the extent they are unpaid or recoverable. In addition, the benefit relating to a tax loss incurred in the current year and carried back to prior years is recognized as a current asset. Current income tax assets and liabilities are measured using substantively enacted tax rates and laws expected to apply when the tax liabilities or assets are to be either settled or realized.
Measurement uncertainty
The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting year.
Accounts receivable are stated after evaluation as to their collectability and an appropriate allowance for doubtful accounts is provided where considered necessary. A provision is made for slow moving and obsolete inventory. Management has estimated the value of the inventory based upon their assessment of the realizable amount less selling costs. Amortization is based on the estimated useful lives of property and equipment.
These estimates and assumptions are reviewed periodically and, as adjustments become necessary they are reported in net earnings in the years in which they become known.
Financial instruments
The Company recognizes its financial instruments when the Company becomes party to the contractual provisions of the financial instrument. All financial instruments are initially recorded at their fair value, including financial assets and liabilities originated and issued in a related party transaction with management. Financial assets and liabilities originated and issued in all other related party transactions are initially measured at their carrying or exchange amount in accordance with CPA Handbook Section 3840, Related Party Transactions.
At initial recognition, the Company may irrevocably elect to subsequently measure any financial instrument at fair value. The Company has elected to measure cash at fair value subsequent to initial recognition, all other financial instruments are subsequently measured at their amortized cost.
Transaction costs and financing fees directly attributable to the origination, acquisition, issuance or assumption of financial instruments subsequently measured at fair value are immediately recognized in earnings. Conversely, transaction costs and financing fees are added to the carrying amount for those financial instruments subsequently measured at amortized cost or cost.

The Bolt Supply House Ltd.
Notes to the Interim Financial Statements
For the six month period ended August 31, 2017 and August 31, 2016
(Unaudited)

2.    Significant accounting policies (Continued from previous page)
Financial asset impairment

The Company assesses impairment of all its financial assets measured at cost or amortized cost. The Company groups assets for impairment testing when available information is not sufficient to permit identification of each individually impaired financial asset in the group. Management considers whether there has been a breach in contract, such as a default or delinquency in interest or principal payment in determining whether objective evidence of impairment exists. When there is an indication of impairment, the Company determines whether it has resulted in a significant adverse change in the expected timing or amount of future cash flows during the year. If so, the Company reduces the carrying amount of any impaired financial assets to the highest of: the present value of cash flows expected to be generated by holding the assets; the amount that could be realized by selling the assets; and the amount expected to be realized by exercising any rights to collateral held against those assets. Any impairment, which is not considered temporary, is included in current year net earnings.

The Company reverses impairment losses on financial assets when there is a decrease in impairment and the decrease can be objectively related to an event occurring after the impairment loss was recognized. The amount of the reversal is recognized in net earnings in the year the reversal occurs. The adjusted carrying amount shall be no greater than the amount that would have been reported at the date the reversal had the impairment not been recognized previously.
Leases
A lease that transfers substantially all of the benefits and risks of ownership is classified as a capital lease. At the inception of a capital lease, an asset and a payment obligation is recorded at an amount equal to the lesser of the present value of the minimum lease payments and the property's fair market value. Assets under capital leases are amortized using the declining balance method, over their estimated useful lives. All other leases are accounted for as operating leases and rental payments are expensed as incurred
3.    Inventory
Management has estimated the value of inventory based upon their assessment of the lower of cost and net realizable value less selling costs. Management has made an obsolescence provision of $40,000 (February 28, 2017 ‑ $40,000).
4.    Property and equipment

		August 31	February 28
		2017	2017

	Accumulated	Net book	Net book
Cost	amortization	value	value

Land	177,320	-	177,320	177,320
Buildings	546,291	171,299	374,992	376,808
Computer hardware	2,712,054	2,338,608	373,446	384,302
Computer software	766,896	719,789	47,107	47,136
Equipment and tools	252,746	199,955	52,791	57,842
Furniture and fixtures	1,952,483	1,445,596	506,887	484,912
Leasehold improvements	1,127,223	760,866	366,357	366,032
Paving	6,400	3,572	2,828	2,884
Vehicle and trailers	107,631	46,823	60,808	71,540

	7,649,044	5,686,508	1,962,536	1,968,776

The Bolt Supply House Ltd.
Notes to the Interim Financial Statements
For the six month period ended August 31, 2017 and August 31, 2016
(Unaudited)

5.    Bank indebtedness
The operating line of credit is authorized up to $$5,500,000 (February 28, 2017 ‑ $5,500,000), and bears interest at prime plus 0.25% (February 28, 2017 ‑ prime plus 0.25%). As at August 31, 2017, $2,945,733 (February 28, 2017 ‑ $3,523,390) was drawn on the operating line of credit. As at August 31, 2017, the prime interest rate was 2.95% (February 28, 2017 ‑ 2.70%). The authorized maximum limit is 75% of accounts receivable aged to 60 days plus 50% of inventory.

The operating line of credit is secured by a general assignment of book debts, Section 427 security over inventory, general security agreement over all present and future acquired assets. The operating line of credit is subject to periodic review, at least annually.

The operating line of credit is subject to certain financial and non‑financial covenants with respect to working capital, debt service coverage, tangible net worth, acquisition of new financing and corporate reorganizations. As at August 31, 2017 the Company was in compliance with all financial and non‑financial covenants. It is management's view that the Company will remain in compliance for the twelve months subsequent to August 31, 2017.
6.    Income taxes
The reconciliation of the Company's effective income tax expense is as follows:

August 31	August 31
2017	2016

Expected tax expense at 27% (2016 ‑ 26.66%)	547,639	295,990
Increase (decrease) in income tax expense resulting from:
Small business deduction	(79,825)	(65,800)
Impact of difference between amortization and CCA	12,325	-
Loss on disposal	(2,363)	-
Non‑deductible expenses and other	23,586	3,682

Actual tax expense	501,362	233,872

7.    Related party transactions
During the six month period ended August 31, 2017, the Company completed certain transactions with related parties. These transactions were conducted in the normal course of business and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

The Company recorded consulting fees expense in the amount of $108,000 (August 31, 2016 ‑ $108,000) to a corporate shareholder. As at August 31, 2017, $110,250 (February 28, 2017 ‑ $110,250) remained payable and is included in management bonus and consulting fees payable.
The Company recorded and paid management bonuses of $300,000 (August 31, 2016 ‑ $300,000) to an officer who is also an individual shareholder. As at August 31, 2017, $Nil (February 28, 2017 ‑ $Nil) remained payable.

The Bolt Supply House Ltd.
Notes to the Interim Financial Statements
For the six month period ended August 31, 2017 and August 31, 2016
(Unaudited)

8.    Share capital

	August 31	February 28
	2017	2017
Issued
Common shares
625 Class "A" common shares (2016 ‑ 625 Class "A" shares)	6	6
625 Class "B" common shares (2016 ‑ 625 Class "B" shares)	6	6
375 Class "D" common shares (2016 ‑ 375 Class "D" shares)	4	4
375 Class "E" common shares (2016 ‑ 375 Class "E" shares)	4	4

	20	20

Preferred shares
11,199,865 Class C Series I preferred shares, redemption price $1 per share	2	2
3,750,083 Class C Series II preferred shares, redemption price $1 per share	43,323	43,323
2,250,052 Class C Series III preferred shares, redemption price $1 per share	2,250,052	2,250,052

	2,293,377	2,293,377

	2,293,397	2,293,397

August 31	February 28
2017	2017

Common shares	Number	Amount	Number	Amount

Opening balance	2,000	20	2,000	20

Closing balance	2,000	20	2,000	20

9.    Commitments
The Company has entered into various lease agreements for premises with estimated minimum annual payments as follows:

2018	555,236
2019	963,143
2020	792,352
2021	668,504
2022	471,203
Thereafter	217,354

4,404,260

The Bolt Supply House Ltd.
Notes to the Interim Financial Statements
For the six month period ended August 31, 2017 and August 31, 2016
(Unaudited)

10.    Financial instruments
The Company, as part of its operations, carries a number of financial instruments. It is management's opinion that the Company is not exposed to significant interest rate, currency, credit, liquidity or other price risks arising from these financial instruments except as otherwise disclosed.
Foreign currency risk
Foreign currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates. The Company enters into transactions to purchase inventory and other goods and services denominated in United States dollars for which the related expenses and accounts payable balances are subject to exchange rate fluctuations. The impact on the statement of earnings for the year had the U.S. dollar to Canadian dollar exchange changed by 10% would amount to $12,972 (February 28, 2017 ‑ $1,150). The following items are denominated in United States currency and presented in Canadian currency:

August 31	February 28
2017	2017
CAD$	CAD$

Cash	183,762	128,350
Accounts payable	114,305	116,854
Interest rate risk
Interest rate risk is the risk that the value of a financial instrument might be adversely affected by a change in interest rates. Changes in market interest rates may have an effect on the cash flows associated with some financial assets and liabilities, known as cash flow risk, and on the fair value of other financial assets or liabilities, known as price risk.

The Company is exposed to interest rate risk primarily through its operating line of credit as described in Note 5. A 1% change in interest rates could increase or decrease interest expense by approximately $32,346 (February 28, 2017 ‑ $35,234) on an annual basis.
Credit concentration
Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable. Company sales are concentrated in the industrial sector; however, credit exposure is limited due to the Company's large customer base.

The Bolt Supply House Ltd.
Notes to the Interim Financial Statements
For the six months periods ended August 31, 2017 and August 31, 2016
(Unaudited)

11.	Subsequent events

On October 3, 2017, Lawson Products Inc. (Ontario) acquired all the issued and outstanding shares of the Company for cash consideration of $40,000,000. The purchase price shall be increased or decreased, as applicable, dollar for dollar by the amount by which the net working capital is greater than or less than the target working capital.

12.	Reconciliation of the Financial Statements to United States Generally Accepted Accounting Principles

These financial statements have been prepared in accordance with Canadian ASPE which, in most respects conforms to generally accepted accounting principles in U.S. GAAP. Any difference in accounting principles as they have been applied to the accompanying financial statements are not material except as described below. All items required for disclosure under U.S. GAAP are not noted.

The application of U.S. GAAP would have the following effect on the balance sheet as reported:

	August 31, 2017		February 28, 2017
	Canadian	U.S.	Canadian	U.S.
	ASPE	GAAP	ASPE	GAAP

Assets
Current
Cash	217,148	217,148	161,827	161,827
Accounts receivable	4,316,272	4,316,272	3,518,383	3,518,383
Income taxes recoverable	-	-	283,430	283,430
Inventory	8,152,879	8,152,879	7,231,182	7,231,182
Prepaid expenses and deposits	423,400	423,400	519,291	519,291

	13,109,699	13,109,699	11,714,113	11,714,113
Property and equipment	1,962,536	1,962,536	1,968,776	1,968,776

Total Assets	15,072,235	15,072,235	13,682,889	13,682,889

Liabilities
Current
Bank indebtedness	2,945,733	2,945,733	3,523,390	3,523,390
Accounts payable and accruals	1,890,293	1,890,293	1,763,603	1,763,603
Goods and services and sales taxes payable	114,592	114,592	99,704	99,704
Management bonus and consulting fees payable	110,250	110,250	110,250	110,250
Income tax payable	298,499	298,499	-	-
Deferred tax liability (Note a)	-	107,679	-	144,622
Deferred rent liability (Note b)	-	220,847	-	129,672

	5,359,367	5,687,893	5,496,947	5,771,241

Shareholders' Equity
Share capital
Common shares	20	20	20	20
Preferred shares (redeemable at $17,200,000)	2,293,377	2,293,377	2,293,377	2,293,377
Retained earnings	7,419,471	7,090,945	5,892,545	5,618,251

	9,712,868	9,384,342	8,185,942	7,911,648

Total Liabilities and Shareholders' Equity	15,072,235	15,072,235	13,682,889	13,682,889

The application of U.S. GAAP would have the following effect on the statement of earnings and retained earnings as reported:

The Bolt Supply House Ltd.
Notes to the Interim Financial Statements
For the six months periods ended August 31, 2017 and August 31, 2016
(Unaudited)

	August 31, 2017		August 31, 2016

	Canadian	U.S.	Canadian	U.S.
	ASPE	GAAP	ASPE	GAAP

Sales	23,891,446	23,891,446	18,978,895	18,978,895
Cost of sales	13,873,832	13,873,832	9,934,374	9,934,374

Gross margin	10,017,614	10,017,614	9,044,521	9,044,521

Selling costs	2,087,945	2,087,945	1,831,223	1,831,223
Operating expenses (Note b)	4,980,036	5,071,210	5,153,483	5,166,690
Administrative expenses	562,689	562,689	561,723	561,723

	7,630,670	7,721,844	7,546,429	7,559,636

Earnings from operations	2,386,944	2,295,770	1,498,092	1,484,885
Other expenses
Foreign exchange gain	40,594	40,594	20,433	20,433
Gain (loss) on disposal of property and equipment	8,750	8,750	(284)	(284)
Management bonus and consulting fees	(408,000)	(408,000)	(408,000)	(408,000)

Earnings before income taxes	2,028,288	1,937,114	1,110,241	1,097,034
Provision for income taxes ‑ current	501,362	501,362	233,872	233,872
Provision for income taxes ‑ deferred (Note a)	-	(36,942)	-	(7,248)

Net earnings	1,526,926	1,472,694	876,369	870,410
Retained earnings, beginning of period	5,892,545	5,892,545	5,268,279	5,268,279
Dividends	-	-	(500,000)	(500,000)
Deferred taxes adjustment (Note a)	-	(144,622)	-	(164,944)
Deferred rent liability adjustment (Note b)	-	(129,672)	-	(82,085)

Retained earnings, end of period	7,419,471	7,090,945	5,644,648	5,391,660

(a)
Under Canadian accounting standards for private enterprises, section 3465 Income taxes,, the Company had selected to account for income taxes using the taxes payable method (current taxes). U.S. GAAP ASC 740, Income taxes, requires that financial statements should reflect the current and deferred tax consequences of all events that have been recognized in the financial statements or tax returns. Deferred tax assets or liabilities reflect temporary differences between amounts of assets and liabilities for financial and tax reporting. Such amounts are adjusted, as appropriate, to reflect changes in enacted tax rates expected to be in effect when the temporary differences reverse. A valuation allowance is established to offset any deferred tax assets if, based upon the available evidence, it is more likely than not (i.e. greater than 50% likely) that some or all of the deferred tax assets will not be realized. This resulted in an deferred income tax recovery of $36,942 (2016 - $7,248) and a reduction to opening retaining earnings of $144,622 (2016 - $ 164,944). The deferred tax liability is attributed to temporary differences with property and equipment and deferred rent liability.

The Bolt Supply House Ltd.
Notes to the Interim Financial Statements
For the six months periods ended August 31, 2017 and August 31, 2016
(Unaudited)

12.    Reconciliation of the Financial Statements to United States Generally Accepted Accounting Principles
(Continued from previous page)

(b)
Under Canadian accounting standards for private enterprises, section 3065 Leases, the Company had selected to account for operating leases based on rental payments. U.S. GAAP ACS 840, Leases, requires that scheduled rent increases shall be recognized by the lessee on a straight-live basis over the lease term. This resulted in an additional rent expense of $91,174 (2016 - $13,207) and an reduction to opening retained earnings of $129,672 (2016 - $82,085).

The Bolt Supply House Ltd.
Schedule 1 ‑ Selling costs
For the six month period ended August 31, 2017 and August 31, 2016
(Unaudited)

August 31	August 31
2017	2016

Selling costs
Commissions	1,768,661	1,650,586
Freight	152,946	83,354
Automotive	34,101	48,342
Advertising and promotion	51,698	26,865
Customer rebates and allowances	61,496	10,178
Meals and entertainment	5,357	5,072
Other items	13,686	6,826

	2,087,945	1,831,223

The Bolt Supply House Ltd.
Schedule 2 ‑ Operating expenses
For the six month period ended August 31, 2017 and August 31, 2016
(Unaudited)

August 31	August 31
2017	2016

Operating expenses
Personnel	3,112,809	3,207,431
Occupancy	1,138,803	1,148,172
Communications	342,233	300,203
Other operating expenses	166,571	204,835
Travel	102,897	87,350
Training and education	50,742	129,458
Office	65,981	76,034

	4,980,036	5,153,483

The Bolt Supply House Ltd.
Schedule 3 ‑ Administrative expenses
For the six month period ended August 31, 2017 and August 31, 2016
(Unaudited)

August 31	August 31
2017	2016

Administrative expenses
Amortization	220,418	227,854
Bank charges	128,861	122,514
Other items	84,839	68,262
Interest on bank indebtedness	47,826	52,040
Bad debt expense	80,745	91,053

	562,689	561,723